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                                                                    Exhibit 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement of our report dated January 21, 1997 incorporated by reference in Freeport-McMoran Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in the prospectus constituting a part of this Registration Statement.

                                            /s/ Arthur Andersen LLP

New Orleans, Louisiana
January 18, 1999